                                                        EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Voice Control Systems, Inc.
Dallas, Texas

        We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65842), pertaining to the Voice Control Systems, Inc. 1992 Stock Option Plan (formerly Scott Instruments Corporation 1992 Stock Option Plan), of our report dated February 22, 1997, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.



                                                /s/ BDO Seidman, LLp


Dallas, Texas
March 28, 1997